UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 12, 2016
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PROVIDENCE AND WORCESTER RAILROAD COMPANY
(Exact name of registrant as specified in its charter)
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Rhode Island
(State or other jurisdiction of incorporation)

0-16704	05-0344399
(Commission File Number)	(IRS Employer Identification Number)
75 Hammond Street, Worcester, Massachusetts 01610
 (Address of principal executive offices)
(508) 755-4000
 (Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry into a Material Definitive Agreement.
Merger Agreement
On August 12, 2016, Providence and Worcester Railroad Company (the "Company"), Genesee & Wyoming Inc. ("G&W"), and Pullman Acquisition Sub Inc. ("Merger Sub") entered into a definitive merger agreement (the "Merger Agreement") pursuant to which Merger Sub, a wholly-owned subsidiary of G&W, will merge with and into the Company (the "Merger"), whereupon the separate corporate existence of Merger Sub will cease and the Company will become a wholly-owned subsidiary of G&W.
The Merger Agreement has been approved by the board of directors of each of the Company and G&W.  Subject to the approval of the Merger by each class of the Company's shareholders, regulatory approvals and other customary closing conditions, the parties anticipate completing the Merger in the fourth quarter of 2016.
Under the terms of the Merger Agreement, (i) each outstanding share of the $50.00 par value preferred stock of the Company ("Preferred Stock") will be deemed to be converted, along with the aggregate accrued or accumulated and unpaid dividends thereon, into 100 shares of the $0.50 par value common stock of the Company ("Common Stock") (based on the existing conversion ratio of the Preferred Stock) without any further action by the holders of such Preferred Stock, and (ii) each share of Common Stock issued and outstanding at the effective time of the Merger (including Common Stock into which the Preferred Stock has been deemed converted) shall, as of the effective time, be converted into and exchanged for the right to receive cash in the amount of $25.00 per share of Common Stock.
Outstanding Company stock options, whether vested or unvested, will be cancelled at the effective time of the merger and the holder will receive, for each share subject to an option, cash equal to $25.00 less the exercise price for the option, net of all applicable withholding taxes.  Outstanding restricted share units, whether vested or unvested, will be cancelled at the effective time of the merger and will be converted automatically into the right to receive, for each restricted share unit, cash equal to $25.00, less any required withholdings.
The total cash consideration in connection with the Merger (including payments with respect to stock options and restricted share units) will be approximately $126 million.
The Merger Agreement includes customary representations, warranties and covenants of the Company and G&W.  The Company has agreed to operate its business in the ordinary course consistent with past practice until the closing of the Merger and not to engage in certain kinds of transactions during such period (without the prior written consent of G&W).  The Company also has agreed to cease all existing, and agreed not to solicit or initiate any additional, discussions with third parties regarding other proposals to acquire the Company, and to certain restrictions on its ability to respond to such proposals, subject to fulfillment of certain fiduciary requirements of its Board of Directors.
The Merger Agreement also includes certain termination rights for both G&W and the Company, and provides that in connection with the termination of the Merger Agreement under specified circumstances, the Company may be required to pay G&W a termination fee of $3,785,000.
As noted above, consummation of the Merger is subject to various customary closing conditions, including (i) receipt of the requisite approval of each class of shareholders of the Company, (ii) receipt of regulatory approvals, and (iii) the absence of any law or order prohibiting the closing.  In addition, each party's obligation to consummate the Merger is subject to certain other conditions, including the accuracy of the representations and warranties of the other party and compliance of the other party with its covenants in all material respects.

The foregoing description of the Merger Agreement is included to provide you with information regarding its terms.  It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 and is hereby incorporated into this report by reference.  The Merger Agreement contains customary representations and warranties of G&W and the Company made to each other as of specific dates.  The assertions embodied in those representations and warranties were made solely for purposes of the contract between G&W and the Company and are not intended to provide factual, business, or financial information about G&W or the Company.  Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or different from what a shareholder might view as material, may have been used for purposes of allocating risk between G&W and the Company rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the Merger Agreement that were made to the other party in connection with the negotiation of the Merger Agreement and generally were solely for the benefit of the parties to that agreement.
Voting Agreement
In connection with the execution of the Merger Agreement, the Robert H. Eder Trust and the Linda Eder Trust (collectively, the "Trusts") entered into a voting agreement (the "Voting Agreement") with G&W and the Company pursuant to which the Trusts have agreed, among other things, to vote their respective shares of Preferred Stock and Common Stock in favor of the approval of the Merger Agreement and the transactions contemplated thereby.  Shares held by the Trusts represent, in the aggregate, approximately 78.1% of the Preferred Stock outstanding on the date of the Merger Agreement, and approximately 17.3% of the Common Stock outstanding on the date of the Merger Agreement.
The foregoing description of the Voting Agreement is included to provide you with information regarding its terms.  It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Voting Agreement, which is filed as Exhibit 2.2 and is hereby incorporated into this report by reference.

Additional Information and Where to Find It
In connection with the Merger, the Company will file relevant materials with the Securities and Exchange Commission (the "SEC"), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the proxy statement and proxy card to each shareholder entitled to vote at the special meeting relating to the transaction.  INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC's website (http://www.sec.gov) or at the Company's website (http://www.pwrr.com) or by writing to the Providence and Worcester Railroad Company, 75 Hammond Street, Worcester, Massachusetts  01610, Attn: Charles D. Rennick, Secretary and General Counsel.
Participant Information
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's shareholders with respect to the Merger.  Information about the Company's directors and executive officers and their ownership of Common Stock and Preferred Stock is set forth in the Company's proxy statement on Schedule 14A filed with the SEC on March 21, 2016. To the extent that holdings of the Company's securities have changed since the amounts printed in the Company's proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of the participants and their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the Merger.

This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the proposed transaction, including benefits of the transaction, and the anticipated timing of the transaction. These forward-looking statements generally are identified by the words "believe", "project", "expect", "anticipate", "estimate", "future", "strategy" , "opportunity", "plan", "may", "should", "will", "would", "will be", "will continue", "will likely result", and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including, but not limited to, (1) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the  Company's business and the price of the Company's common stock, (2) failure of the parties to satisfy the conditions to closing of the Merger, (3) failure of the holders of the Company's Common Stock to approve the proposed Merger, (4) failure to obtain governmental approvals or the imposition of adverse regulatory conditions in connection with such approvals, (5) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (6) disruption to the parties' businesses as a result of the announcement and pendency of the transaction,(7) risks related to diverting management's attention from the Company's ongoing business operations, (8) the outcome of any legal proceedings that may be instituted against the Company related to the Merger, and (9) general economic conditions.  In addition please refer to the documents that the Company files with the SEC on Forms 10-K, 10-Q and 8-K. These filings identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this document. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements and the Company assumes no obligation, and does not intend, to update or revise these forward-looking statements, whether as result of new information, future events, or otherwise.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 12, 2016, the Company entered into a Supplemental Employment Agreement with P. Scott Conti, President and Chief Operating Officer of the Company.  The agreement provides that if Mr. Conti's employment as President and Chief Operating Officer of the Company is terminated on or before May 31, 2018, the Company will employ Mr. Conti until May 31, 2018 or the date on which he becomes employed with another taxpayer under the Railroad Retirement Act, whichever is earlier.  As compensation for such employment, Mr. Conti will be paid $200 per calendar month.
On August 12, 2016, the Company entered into a Supplemental Employment Agreement with Charles D. Rennick, Secretary and General Counsel of the Company.  The agreement provides that if Mr. Rennick's employment as Secretary and General Counsel of the Company is terminated on or before May 31, 2017, the Company will employ Mr. Rennick until May 31, 2017 or the date on which he becomes employed with another taxpayer under the Railroad Retirement Act, whichever is earlier.  As compensation for such employment, Mr. Rennick will be paid $200 per calendar month.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
2.1	Merger Agreement by and among Genesee & Wyoming Inc., Pullman Acquisition Sub Inc. and Providence and Worcester Railroad Company, dated as of August 12, 2016.*
2.2
Voting Agreement by and among Genesee & Wyoming Inc., the Robert H. Eder Trust, the Linda Eder Trust and, solely for purposes of Section 2(g) and 2(h) thereof, Providence and Worcester Railroad Company, dated as of August 12, 2016.

10.1	Supplemental Employment Agreement by and between Providence and Worcester Railroad Company and P. Scott Conti, dated as of August 12, 2016.
10.2	Supplemental Employment Agreement by and between Providence and Worcester Railroad Company and Charles D. Rennick, dated as of August 12, 2016.
* Disclosure Letter has been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company hereby undertakes to furnish supplemental copies of any of the omitted disclosures upon request by the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVIDENCE AND WORCESTER RAILROAD
COMPANY

By: /s/ Charles D. Rennick
Charles D. Rennick
Secretary and General Counsel
Date:  August 16, 2016

EXHIBIT INDEX

Exhibit No.	Description
2.1	Merger Agreement by and among Genesee & Wyoming Inc., Pullman Acquisition Sub Inc. and Providence and Worcester Railroad Company, dated as of August 12, 2016.*
2.2
Voting Agreement by and among Genesee & Wyoming Inc., the Robert H. Eder Trust, the Linda Eder Trust and, solely for purposes of Section 2(g) and 2(h) thereof, Providence and Worcester Railroad Company, dated as of August 12, 2016.

10.1	Supplemental Employment Agreement by and between Providence and Worcester Railroad Company and P. Scott Conti, dated as of August 12, 2016.
10.2	Supplemental Employment Agreement by and between Providence and Worcester Railroad Company and Charles D. Rennick, dated as of August 12, 2016.

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted disclosures upon request by the SEC.